UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2008

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2008 the Board of Directors of the Registrant (the "Board") approved the amendment and restatement of the Registrant’s Supplemental Executive Retirement Plan, as of January 1, 2008 (the "SERP"). The SERP was amended primarily to add additional technical language to comply with the final regulations issued pursuant to Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A").

On November 5, 2008, the Compensation Committee of the Registrant amended and restated the Standard Microsystems Corporation Severance Plan (the "Severance Plan") as of December 31, 2008 and the Registrant’s Letter Agreements with Walter Siegel, Vice President and General Counsel, and Aaron Fisher, Senior Vice President of Products and Technology. These documents were amended primarily to add additional technical language to comply with the final regulations issued pursuant to Section 409A.
The descriptions of the SERP, the Severance Plan, and the Siegel and Fisher Letter Agreements are qualified in their entirety by the full text of these documents, respectively attached hereto as Exhibits 10.1-10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1* -2005 Supplemental Executive Retirement Plan, amended and restated as of January 1, 2008.

10.2* - Standard Microsystems Corporation Severance Plan amended and restated as of December 31, 2008.

10.3* - Letter Agreement of Walter Siegel dated November 5, 2008.

10.4* - Letter Agreement of Aaron Fisher dated November 5, 2008.

* Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

November 7, 2008	By:	/s/ Christine King

Name: Christine King
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	2005 Supplemental Executive Retirement Plan, amended and restated as of January 1, 2008.
10.2	Standard Microsystems Corporation Severance Plan amended and restated as of December 31, 2008.
10.3	Letter Agreement of Walter Siegel dated November 5, 2008.
10.4	Letter Agreement of Aaron Fisher dated November 5, 2008.